Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SMART Modular Technologies (WWH), Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-131673, 333-156378 and 333-169688) of SMART Modular Technologies (WWH), Inc. of our reports dated November 3, 2010, with respect to the consolidated balance sheets of SMART Modular Technologies (WWH), Inc. and subsidiaries (the Company) as of August 27, 2010 and August 28, 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended August 27, 2010, the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of August 27, 2010, which reports appear in the 2010 Annual Report on Form 10-K of the Company.

As discussed in note 4 to the consolidated financial statements, the Company changed its method of accounting for uncertainty in income taxes at the beginning of fiscal year 2008.

/s/ KPMG LLP

Mountain View, California
November 3, 2010